CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference to our firm in the Registration Statement (Form S-8) pertaining to the Superior Oil and Gas Co. 2005 Stock Option Plan, of our report dated March 28, 2006 with respect to the financial statements of Superior Oil and Gas Co. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2005.


                                        /s/ Sutton Robinson Freeman & Co., P.C.
                                        ----------------------------------------
                                        Sutton Robinson Freeman & Co., P.C.
                                        Certified Public Accountants



Tulsa, Oklahoma
August 22, 2006














                                                                      Exhibit 23
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